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                                                                    EXHIBIT 10.1


                 CITY OF HOUSTON, TEXAS, ORDINANCE NO. 2005-692

AN ORDINANCE GRANTING TO CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC THE RIGHT, PRIVILEGE AND FRANCHISE TO USE THE PUBLIC RIGHTS-OF-WAY TO USE, LICENSE, OR EXPLOIT THE COMPANY'S FACILITIES WITHIN THE PUBLIC RIGHTS-OF-WAY TO CONDUCT AN ELECTRIC DELIVERY BUSINESS IN THE CITY AND FOR SUCH OTHER BUSINESS PURPOSES AS THE COMPANY MAY DESIRE FROM TIME TO TIME, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, THE GRANTING OF ACCESS TO THOSE FACILITIES FOR THE DELIVERY OF BROADBAND THROUGH POWER LINES OR SIMILAR SERVICE WITHIN THE CITY OF HOUSTON, TEXAS.

                                   * * * * * *

         WHEREAS, City of Houston, Texas Ordinance No. 1957-929 (the "1957 Franchise") granted an electrical lighting and power franchise to Houston Lighting & Power Company, for a term expiring August 21, 2007; and

         WHEREAS, Company is the successor to Reliant Energy, Incorporated.("REI"), which was the successor to Houston Lighting & Power Company, by virtue of a corporate restructuring of REI that occurred in August 2002, in which REI was merged with and into an indirect wholly owned subsidiary of CenterPoint Energy, Inc., which was converted into a limited liability company and was renamed CenterPoint Energy Houston Electric, LLC; and

         WHEREAS, Company owns and operates a electric delivery business within the corporate limits of the City and Company is willing to continue to provide electric delivery services within the corporate limits of the City; and

         WHEREAS, Company and the City have reached agreement on the terms and conditions of a renewal franchise; and

         WHEREAS, it is hereby found and determined by the City Council of the City of Houston that it is in the best interests of the City that a franchise to use the public rights-of-way to conduct an electric delivery business in the city and for such other business purposes as the company may desire from time to time be granted to the Company, subject to the terms and conditions described in this ordinance; NOW, THEREFORE,

BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HOUSTON, TEXAS:

         SECTION 1. That the facts contained in the preamble to the Ordinance are determined to be true and correct and are hereby adopted.

         SECTION 2. Definitions.

         Annual Adjustment Factor has the meaning set forth in Section 11 below.



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         Annual Franchise Fee has the meaning set forth in Section 11 below.

         Base Amount has the meaning set forth in Section 11 below.

         Broadband over Power Lines (BPL) or "Access BPL" has the same meaning as that used by the Federal Communications Commission in Section 15.3 of its Rules as reprinted below:

                  Access Broadband over Power Line (Access BPL). A carrier current system installed and operated on an electric utility service as an unintentional radiator that sends radio frequency energy on frequencies between 1.705 MHz and 80 MHz over medium voltage lines or over low voltage lines to provide broadband communications and Is located on the supply side of the utility service's points of interconnection with customer premises. Access BPL does not include power line carrier systems as defined in Section 15.3(t) of this part or In-House BPL as defined in Section 15.3(gg) of this part.

         City means the City of Houston, Texas, a municipal corporation of the State of Texas.

         City Council means the governing body of the City, or its designee.

         Company means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company.

         Effective Date means the date on which this Franchise becomes effective pursuant to Section 4 below.

         First Rate Case has the meaning set forth in Section 14 below.

         Force Majeure means forces or conditions not reasonably within the control of a party, including a strike; war or act of war (whether an actual declaration of war is made or not); insurrection; riot; act of public enemy; accident; fire; flood or other act of God; sabotage; shortages in materials, supplies and equipment; governmental regulations, limitations and restrictions as to the use and availability of materials, supplies and equipment and as to the use of services; unforeseen and unusual demands for service; or other events, where the affected party has exercised all due care in the prevention thereof and such causes or other events are without the fault or negligence of the affected party.

         Franchise means this Ordinance and the rights and privileges granted by this Ordinance.



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         Franchise Area means the area within the boundaries of the City as of the Effective Date and as same may change from time to time during the term of the Franchise.

         Other Services means any service exclusive of the transmission and distribution of electricity provided or allowed to be provided through the use or license of the System for a fee, including but not limited to BPL.

         Person means any individual, firm, partnership, association, corporation, company or organization of any kind.

         Public Rights-of-Way means the areas in, under, upon, over, across, and along any and all of the present and future Streets or streams now or hereafter owned or controlled by City.

         PUC means the Public Utility Commission of Texas or its successor agency with equivalent jurisdiction.

         Retail Customer means any Person taking delivery of electricity from Company, at a point of delivery within the Franchise Area.

         Rider HOU Amount has the meaning set forth in Section 11 below.

         Street means the surface and the space above and below any public street, road, highway, alley, bridge, sidewalk, or other public place or way.

         System means the Company's facilities erected, constructed, maintained, operated, used, extended, removed, replaced, and repaired, as necessary, by Company pursuant to this Franchise, including without limitation, all poles, pole lines, towers, transmission lines, wires, guys, conduits, cables, and other desirable instrumentalities and appurtenances (including telegraph and telephone poles and wires for use of Company), necessary and proper for the purpose of transmitting and distributing electricity to the City and the inhabitants of said City or other Persons, for any purpose for which electricity may be used.

         Tracking Rider has the meaning set forth in Section 14 below.

         SECTION 3. Subject to the terms, conditions and provisions of this Franchise, City hereby grants to Company the right, privilege and franchise to use City's Public Rights-of-Way to construct, maintain, operate and use Company's System to conduct within the City an electric delivery business and the right to use, license, or exploit the System within the Public Rights-of-Way for Other Services. This Franchise does not restrict City's right to impose reasonable fees upon third parties for the use of the Public Rights-of-Way to provide Other Services, including the right to impose fees upon providers of BPL service, so long as such fees are assessed on a non-discriminatory basis with those charged to other companies providing services competitive with the Other Services.

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         SECTION 4. Upon the filing with City by Company of the acceptance required hereunder, this Franchise shall be in full force and effect for a term and period of thirty (30) years from and after the first day of July, 2005.

         SECTION 5. All poles erected by Company pursuant to the authority herein granted shall be of sound material and reasonably straight, and shall be so set that they shall not interfere with the flow of water in any gutter or drain, and so that the same shall interfere as little as practicable with the ordinary travel, on the Streets or other Public Rights-of-Way. Within the Streets or other Public Rights-of-Way of City, the location and route of all poles, stubs, guys, anchors, lines, conduits and cables placed and constructed and to be placed and constructed by Company in the construction and maintenance of Company's System in the City, shall be subject to the reasonable and proper regulation, control and direction of City, or of any City official to whom such duties have or may be duly delegated, which regulation and control shall include, but not by way of limitation, the right to require in writing, to the extent provided in Section 10, the relocation of Company's System at Company's cost within the Streets or other Public Rights-of-Way whenever such shall be reasonably necessary to accommodate City Public Works improvement projects within such Streets or Public Rights-of-Way.

         SECTION 6. In consideration for the compensation set forth in Sections 11 and 15, City agrees that if City sells, convoys, or surrenders possession of any portion of the Public Right-of-Way that is being used by Company pursuant to this Franchise, City, to the maximum extent of its right to do so, shall first grant Company an easement for such use; and the sale, conveyance, or surrender of possession of the Public Right-of-Way shall be subject to the right and continued use of Company.

         SECTION 7. Company and its contractors shall give City reasonable notice of the dates, location, and nature of the work to be performed on the System within the Public Rights-of-Way. Following completion of work in Public Rights-of-Way, Company shall repair the affected Public Rights-of-Way as soon as possible, but in all cases shall comply with all City ordinances governing time periods and standards relating to excavating in the Public Rights-of-Way. No Street or other Public Right-of-Way shall be encumbered by construction, maintenance or removal work by Company for a longer period than shall be necessary to execute such work.

         SECTION 8. The service furnished hereunder to City and its inhabitants shall be first-class in all respects, considering all circumstances, and Company shall furnish the grade of service to Retail Customers as provided by its rate schedules and shall maintain its System in reasonable operating condition during the continuance of this Franchise. Company's tariffs shall govern the rates, access to service, terms and quality of electric delivery services provided by Company. An exception to this requirement is automatically in effect when due to Force Majeure. In any Force Majeure event, Company shall do all things reasonably within its power to restore normal service.

         SECTION 9. Company, on the written request of any person, shall remove or raise or lower its wires temporarily to permit construction work in the vicinity thereof or


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to permit the moving of houses or other bulky structures. The expense of such temporary removal, raising or lowering of wires shall be paid by the benefited party or parties, and Company may require such payment in advance, being without obligation to remove, raise, or lower its wires until such payment has been made. Company shall be given not less than forty-eight (48) hours advance notice to arrange for such temporary wire changes.

         SECTION 10. Company shall construct, operate, and maintain its transmission and distribution facilities in substantial accordance with Company's own Service Standards and the National Electrical Safety Code ("NESC"). Company shall determine the specific location and the method of construction and types of materials used in building, maintaining, and operating Company's transmission and distribution facilities. City shall require its employees and contractors performing work for the benefit of City to comply with all applicable laws, statutes codes and standards (including, without limitation, Section 752 of the Texas Health and Safety Code, as the same may be amended or replaced, and the NESC) when working near Company's System and to report as soon as practicable any damage done to Company's System. Company also agrees to require its employees and contractors performing work for the benefit of City to comply with all applicable laws, statutes codes and standards (including, without limitation, Section 752 of the Texas Health and Safety Code, as the same may be amended or replaced, and the NESC) when working near City's facilities and to report as soon as practicable any damage done to City's facilities. Company shall relocate facilities within Public Rights-of-Way at Company's own expense, exclusive of street lighting and facilities installed for service directly to City, to accommodate City Public Works improvement projects, including but not limited to street widening, change of grade, water, sewer, or drainage upgrades, construction or reconstruction projects and minor relocation of traffic lanes. City shall bear the costs of all relocations of street lighting and facilities installed for service directly to City and of any relocation of other facilities requested by City for reasons other than City Public Works improvement projects. Except in the event of an emergency, City shall give Company at least seventy-two (72) hours notice when requesting the bracing of Company's poles. Company shall pay for the bracing to accommodate City Public Works improvement projects, including but not limited to street widening, change of grade, water, sewer, or drainage upgrades, construction or reconstruction projects and minor relocation of traffic lanes.

         SECTION 11. In consideration for the rights and privileges herein granted, Company agrees to pay to City during the term of this Franchise an annual franchise fee (referred to herein as "Annual Franchise Fee"), subject to an Annual Adjustment Factor as set forth below. Except as set forth in Section 15, payment of the Annual Franchise Fee shall be the total compensation payable to City in consideration for the right, privilege and franchise herein conferred for Company's use of the Public Rights-of-Way to construct, operate, use and maintain its System for the provision of electricity transmission and distribution service and its right to use, license, or exploit its System for Other Services.


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         The Annual Franchise Fee shall be calculated as follows:

            1. The "Annual Franchise Fee" for the twelve-month period beginning July 1, 2005, shall be (a) the Base Amount plus (b) the Rider HOU Amount (if and only if approved, no longer subject to appeal, and in effect).

            2.    The "Base Amount* for the Annual Franchise Fee is $88,100,000.

            3. City agrees to enact Rider HOU, a rider to Company's tariff, to be effective as of the Effective Date of this Franchise. Rider HOU shall be designed to permit Company to recover fees totaling $8,500,000 (the "Rider HOU Amount") from retail electric providers serving Retail Customers.

            4. The Annual Franchise Fee for each succeeding twelve-month period, including the period beginning July 1, 2006, shall be adjusted by multiplying the Base Amount and the Rider HOU Amount by the Annual Adjustment Factor. The "Annual Adjustment Factor" for any given year shall be a fraction, the numerator of which shall be the kWh delivered by Company within the Franchise Area (inclusive of street lighting) in the previous calendar year and the denominator of which shall be the kWh delivered by Company within the Franchise Area (inclusive of street lighting) in 2004, said amount being 28,650,282,466 kWh. (Example: Assuming Rider HOU is still in effect, the Annual Franchise Fee for the twelve-month period beginning July 1, 2008 =($88.1 million + $8.5 million) x 2007
                  kWh/28,650,282,466 kWh).

         In no case, however, shall the Annual Franchise Fee be less than the Base Amount plus the Rider HOU Amount set forth in this section; provided, however, that Company shall at all times retain the right to recover from City any amounts paid (or refuse to pay any amounts not yet paid) to City under Rider HOU for which Company is denied recovery by any regulatory authority.

         In calculating the amount to be paid each year, Company shall offset its Annual Franchise Fee payments with the amount of the Municipal Account Franchise Credits and Municipal Franchise Fee Credits provided in Company's tariffs and applicable to City in the prior calendar year. The Annual Franchise Fee shall be payable in equal monthly installments due the first day of each calendar month. Company shall calculate the new franchise fee to be payable for each twelve-month period beginning July 1st and shall provide the same along with the basis for such calculation to City for its review no later than April 1st of each year. If Company does not receive an objection from City by May 31st, Company shall implement the adjusted annual franchise fee payment on July 1st.

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         SECTION 12. The parties agree that the franchise payments due under this Franchise are reasonable and necessary and that the parties shall use their best efforts to enable Company to recover these payments through its electric rates.

         SECTION 13. Except as provided in Section 15, the Annual Franchise Fee payable hereunder shall be the total compensation payable by Company to City for Company's use of the Public Rights-of-Way for the conduct of its business under the Franchise. City shall not charge any additional license, charge, fee, street or alley rental, or other character of charge or levy for the use or occupancy of the Public Rights-of-Way in City, or any pole tax or inspection fee tax. If City does charge Company any additional license, charge, fee, street or alley rental, or other character of charge or levy, then Company may deduct the amount charged from the next succeeding franchise payment or payments until fully reimbursed. The Franchise shall constitute a permit to perform all work on Company's System within the Public Rights-of-Way and to park vehicles in the Streets and other Public Rights-of-Way when necessary for the installation, removal, operation or maintenance of Company's System. Company and contractors performing work for Company shall not be required to obtain any permits in addition to the Franchise or to pay any fee in addition to the Annual Franchise Fee in order to perform work on Company's System or to park within the Streets and other Public Rights-of-Way. Company shall give City reasonable notice of the dates, location and nature of any excavation work and shall cooperate with City to avoid unnecessary disruption, and Company shall comply with all City ordinances governing time periods and standards relating to excavating in the Public Rights-of-Way.

         SECTION 14. In the first rate case to review Company's base rates following the Effective Date (the "First Rate Case"), City shall support Company's request to (a) include in Company's base rates the entire then-effective Annual Franchise Fee, (b) include in its tariff a new rider that permits Company at all times thereafter to recover through its rates any portion of the Annual Franchise Fee in excess of the amount included in Company's then-effective retail base rate tariff (the "Tracking Rider") and (c) eliminate from Company's tariffs Rider HOU. If, as a result of the First Rate Case, or any subsequent rate case, Company's entire then-effective Annual Franchise Fee is not included in Company's base rates and/or Company is not permitted to implement the Tracking Rider, then Company shall be required to pay only so much in franchise fees as the amount of franchise fees used by the PUC to calculate Company's then-effective rates.

         SECTION 15. In addition to the considerations set forth in Section 11, Company shall furnish, free of charge, subject to the use of City, such pole and/or duct space as may be required from time to time for the installation of City-owned traffic, police and fire alarm system conductors; provided such conductor space does not exceed the capacity of one crossarm on any one pole or one interior duct and provided such space is then available on existing poles or ducts. Company shall allow for the expanded use of existing energized conductors by City for the purposes of providing traffic signal communication interconnectivity with prior written approval from Company. The specific location for these traffic, police and fire alarm conductors on Company poles or ducts


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shall be determined by Company and shall be allotted at the time specific applications for space are received from City. All City traffic, police and fire alarm circuits on Company poles and ducts shall be designed and installed, operated and maintained in compliance with the applicable provisions of the NESC and other laws, statutes, codes and ordinances applicable to private parties and so as to create no interference, corrosion, harm, damage or hazard with, to or from Company's System or Company's business. All plans for such city traffic, police and fire alarm circuits must be submitted for Company's written approval prior to installation. Any modifications to Company's System necessary to accommodate such installation shall be paid by City. If, after installation, City's equipment is found to interfere with Company's System or business, Company and City shall work together to address the problem and, if deemed practical by Company, preserve City's access. Where main underground duct lines are located between manholes, Company shall permit free of charge the installation in one interior duct by City of its traffic, police or fire alarm signal cables; provided space is available in an interior duct not suitable for power circuits without interference with Company's system neutral conductors. All cables installed by City in Company ducts shall be of the non-metallic sheath type to prevent corrosive or electrolytic action between City and Company owned cables. A request for duct assignment shall in each instance be submitted to Company and a sketch showing duct allocation shall be received from Company prior to the installation of City cables in Company-owned duct lines. All City-owned conductors and cables, whether on poles or in duct lines, shall be constructed, maintained and operated in such manner as to not interfere with or create a hazard in the operation of Company's System or Company's business. If after installation, City's equipment is found to interfere with Company's System or business, Company and City shall work together to address the problem and, if deemed practical by Company, preserve City's access.

         In addition to the consideration set forth in Section 11, Company shall permit City to use, free of charge, extra space on its street light poles to install City-owned traffic control signs and decorative banners, with prior written approval from Company and provided that such use is consistent with the NESC and other applicable engineering and operational codes and standards.

         NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, IT IS FURTHER AGREED THAT COMPANY SHALL NOT BE RESPONSIBLE TO ANY PARTY OR PARTIES WHATSOEVER FOR ANY CLAIMS, DEMANDS, LOSSES, SUITS, JUDGMENTS FOR DAMAGES OR INJURIES TO PERSONS OR PROPERTY BY REASON OF THE CONSTRUCTION, MAINTENANCE, INSPECTION OR USE OF THE TRAFFIC SIGNAL LIGHT SYSTEMS, POLICE AND FIRE ALARM SYSTEMS, TRAFFIC CONTROL SIGNS, OR DECORATIVE BANNERS BELONGING TO CITY AND CONSTRUCTED UPON COMPANY'S POLES OR STREET LIGHT POLES OR IN ITS DUCTS, AND CITY SHALL INDEMNIFY AND HOLD COMPANY HARMLESS AGAINST ALL SUCH CLAIMS, LOSSES, DEMANDS, SUITS AND JUDGMENTS, TO THE EXTENT PERMITTED BY THE TEXAS TORT CLAIMS ACT, BUT CITY DOES NOT, BY THIS AGREEMENT, ADMIT PRIMARY LIABILITY TO ANY THIRD PARTY BY REASON OF CITY'S OPERATION AND USE OF SUCH TRAFFIC SIGNAL LIGHT


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SYSTEMS, POLICE AND FIRE ALARM SYSTEMS, TRAFFIC CONTROL SIGNS, OR DECORATIVE
BANNERS, SUCH BEING A FUNCTION OF GOVERNMENT.

         SECTION 16. City may conduct an audit or other inquiry, or may pursue a cause of action in relation to the payment of the Annual Franchise Fee only if such audit, inquiry, or pursuit of a cause of action concerns a payment made less than two (2) years before commencement of such audit, inquiry, or pursuit of a cause of action. City shall bear the costs of any such audit or inquiry. All books and records related to Company's operations under this Franchise shall be available to City. Upon receipt of a written request from City, such documents shall be made available for inspection and copying no later than thirty (30) days from the receipt of such request. Amounts due to City for past underpayments or amounts due Company for past overpayments shall include interest calculated using the annual interest rates for overcharges as set by the Texas Public Utility Commission. Said interest shall be payable on such sum from the date the initial payment was due until it is paid.

         SECTION 17. The parties agree to waive any and all claims, asserted or unasserted, arising out of prior franchise agreements including, without limitation, the ordinance passed by the Mayor of the City of Houston on the 21st day of August, 1957, granting a franchise to Houston Lighting & Power Company except those claims relating to Company's obligations as determined in the audit underway at the time of the execution of this Franchise and any claims associated with Company's fulfillment of its obligations during the period of September 2004 through June 2005.

         SECTION 18. Nothing contained in this Franchise shall ever be construed as conferring upon Company any exclusive rights or privileges of any nature whatsoever.

         SECTION 19. It shall be Company's obligation as provided in Section 8 hereof to furnish efficient electrical service to the public at reasonable rates and to maintain its property in good repair and working order except when prevented from so doing by forces and conditions not reasonably within the control of Company. Should Company fail or refuse to maintain its System in good order and furnish efficient service at all times throughout the life of this grant, except only when prevented from so doing by Force Majeure, or should Company fail or refuse to furnish efficient service at reasonable rates, lawfully determined by City, throughout the life of this grant, excepting only during such periods as Company shall in good faith and diligently contest the reasonableness of the rates in question, then it shall forfeit and pay to City the sum of Twenty Five Dollars ($25) for each day it shall so fail or refuse after reasonable notice thereof and a hearing thereon by City. Any suit to recover such penalty shall be filed within one year from the date the penalty accrues.

         SECTION 20. This Franchise is granted subject to the lawful provisions of Section 17, Article II, of the Charter of City of Houston, which provisions are incorporated herein. If for the purposes of such Section it shall ever become necessary to ascertain the mode of determining fair valuation, such fair valuation shall mean current fair market value. If City should elect to exercise its rights under such Section, payment of a fair valuation shall be required, the mode of ascertaining which, if not agreed upon by the


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parties, shall be determined in an appropriate proceeding filed in any Court having jurisdiction.

         SECTION 21. If any term or other provision of the Franchise is determined by a nonappealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of the Franchise shall nevertheless remain in full force and effect so long as the economic or legal substance is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties shall negotiate in good faith to modify the Franchise so as to effect the original intent of the parties as closely as possible.

         SECTION 22. SUBJECT TO SECTION 15, COMPANY, ITS SUCCESSORS AND ASSIGNS, SHALL PROTECT AND HOLD CITY HARMLESS AGAINST ALL CLAIMS FOR DAMAGES OR DEMANDS FOR DAMAGES TO ANY PERSON OR PROPERTY BY REASON OF THE CONSTRUCTION AND MAINTENANCE OF ITS ELECTRICITY TRANSMISSION AND DISTRIBUTION SYSTEM, OR IN ANY WAY GROWING OUT OF THE GRANTING OF THIS FRANCHISE, EITHER DIRECTLY OR INDIRECTLY, OR BY REASON OF ANY ACT, NEGLIGENCE, OR NONFEASANCE OF THE CONTRACTORS, AGENTS OR EMPLOYEES OF COMPANY, ITS SUCCESSORS OR ASSIGNS, AND SHALL REFUND TO CITY ALL SUMS WHICH IT MAY BE ADJUDGED TO PAY ON ANY SUCH CLAIM, OR WHICH MAY ARISE OR GROW OUT OF THE EXERCISE OF THE RIGHTS AND PRIVILEGES HEREBY GRANTED, OR BY THE ABUSE THEREOF, ANY COMPANY, ITS SUCCESSORS AND ASSIGNS, SHALL INDEMNIFY AND HOLD CITY HARMLESS FROM AND ON ACCOUNT OF ALL DAMAGES, COSTS, EXPENSES, ACTIONS, AND CAUSES OF ACTION, TO THE EXTENT PERMITTED BY THE TEXAS TORT CLAIMS ACT, THAT MAY ACCRUE TO OR BE BROUGHT BY ANY PERSON, PERSONS, COMPANY OR COMPANIES AT ANY TIME HEREAFTER BY REASON OF THE EXERCISE OF THE RIGHTS AND PRIVILEGES HEREBY GRANTED, OR OF THE ABUSE THEREOF.

         SECTION 23. In granting this Franchise, it is understood that the lawful power vested by law in City to regulate all public utilities within City, and to regulate the local rates of public utilities within City within the limits of the Constitution and laws, and to require all persons or corporations to discharge the duties and undertakings, for the performance of which this Franchise was made, is reserved; and this grant is made subject to all lawful rights, powers and authorities, either of regulation or otherwise, reserved to City by its Charter or by the general laws of this State.

         SECTION 24. This Franchise replaces all former franchise agreements with Company, or its predecessors, which are hereby repealed. There is specifically and particularly repealed that certain City of Houston, Texas Ordinance No. 1957-929 passed by the Mayor of City of Houston on the 21st day of August, 1957, granting a franchise to Houston Lighting & Power Company.

         SECTION 25. City by the granting of this Franchise does not surrender or to any extent lose, waive, impair or lessen the lawful powers and rights, now or hereafter vested in City under the Constitution and statutes of the State of Texas and under the Charter of City to regulate the rates and services of Company; and Company by its acceptance of this Franchise agrees that all such lawful regulatory powers and rights as the same may be from time to time vested in City shall be in full force and effect and subject to the exercise thereof by City at any time and from time to time.

         SECTION 26. Within 30 days following the final passage and approval of this ordinance, the Company shall file with the City Secretary, accompanied by appropriate authorized corporate resolutions in a form acceptable to the City Attorney, a written statement in the following form signed in its name and behalf:

         "To the Honorable Mayor and the City Council of the City of Houston,
Texas:

         For itself, its successors and assigns, Grantee, CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, hereby accepts the attached ordinance and agrees to be bound by all of its terms, conditions and provisions."

                                        CENTERPOINT ENERGY HOUSTON
                                        ELECTRIC, LLC

                                        By:
                                            -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                               --------------------------------

         "Dated this the _____ day of  ______________________, 2005."

         SECTION 27. This Franchise, having been published as required by
Article II, Section 17 of the City Charter shall take effect and be in force from and after 30 days following its final passage and approval, and receipt by the City of Company's acceptance filed pursuant to Section 26. In compliance with the provisions of Article II, Sections 17 and 18, of the City Charter, the Company shall pay the cost of those publications and any costs associated with any elections held regarding this Franchise required by such Charter provisions.

         SECTION 28. Every notice, order, petition, document, or other direction or communication to be served upon the City or the Company shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested. Every such communication to the Company shall be sent to:

         VICE PRESIDENT, REGULATORY RELATIONS
         CENTERPOINT ENERGY, INC.
         1111 LOUISIANA STREET
         HOUSTON, TEXAS 77002



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Every such communication to the City or the City Council shall be sent to the

         DIRECTOR, FINANCE & ADMINISTRATION DEPARTMENT
         611 WALKER, 10TH FLOOR
         HOUSTON, TEXAS 77002

and, as applicable,  to the

         CITY ATTORNEY,                     CITY SECRETARY
         CITY HALL ANNEX                    CITY HALL ANNEX
         900 BAGBY, 4TH FLOOR               900 BAGBY, PUBLIC LEVEL
         HOUSTON, TEXAS 77002               HOUSTON, TEXAS 77002

The mailing of such notice, direction, or order shall be equivalent to direct personal notice and shall be deemed to have been given the earlier of receipt or two business days after it was mailed.

         SECTION 29. The rights and remedies provided herein are cumulative and not exclusive of any remedies provided by law, and nothing contained in this Franchise shall impair any of the rights of the City or the Company under applicable law, subject in each case to the terms and conditions of this Franchise.

         PASSED first reading the 1st day of June, 2005.

         PASSED second reading the 8th day of June, 2005.

         PASSED third and final reading the 15th day of June, 2005.

         APPROVED the 15th day of June, 2005.


ATTEST/SEAL:

         /s/ Anna Russell
-------------------------------
City Secretary                                             /s/ Bill White
                                                   ----------------------------
                                                   Mayor of the City of Houston

     /s/ Judy Gray Johnson
-------------------------------
Director,
Finance and Administration Dept.



Prepared by Legal Dept.       /s/ Arturo G. Michel
                        -------------------------------
                        Arturo G. Michel, City Attorney

LD#
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